Exhibit 3.4

BYLAWS

OF

AMALFI SEMICONDUCTOR, INC.

(a Delaware corporation)

(i)

ARTICLE V	OFFICERS	5

5.1	Titles and Election	5

5.2	Powers and Duties	6

5.3	Delegation of Authority	7

5.4	Compensation	7

ARTICLE VI	RESIGNATIONS, VACANCIES AND REMOVALS	7

6.1	Resignations	7

6.2	Vacancies	8

6.3	Removals	8

ARTICLE VII	CAPITAL STOCK	8

7.1	Certificates of Stock	8

7.2	Transfer of Stock	8

7.3	Record of Stockholders	9

7.4	Lost Certificates	9

ARTICLE VIII	FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC	9

8.1	Fiscal Year	9

8.2	Bank Deposit, Checks, Etc	9

ARTICLE IX	BOOKS AND RECORDS	9

9.1	Place of Keeping Books	9

9.2	Examination of Books	10

ARTICLE X	POWERS OF ATTORNEY	10

ARTICLE XI	INDEMNIFICATION AND INSURANCE	10

11.1	Indemnification of Directors, Officers, Employees and Agents	10

11.2	Insurance	10

ARTICLE XII	GENERAL PROVISIONS	10

12.1	Amendment or Repeal of Bylaws	10

12.2	Stockholder Proposals	11

12.3	Seal	11

12.4	Voting Shares in Subsidiaries	11

(ii)

AMALFI SEMICONDUCTOR, INC.

BYLAWS

ARTICLE I

OFFICES

Amalfi Semiconductor, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS’ MEETINGS

2.1 Date, Time and Place of Meetings. All meetings of stockholders shall be held on such date and at such time and place in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2.2 Annual Meetings. The annual meeting of stockholders of the Corporation shall be held each year for the purposes of electing directors and transacting such other business as properly may be brought before the meeting.

2.3 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer or President, or the holder or holders of not less than 15% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Corporation’s Secretary, one or more written demands for the meeting describing the purposes or purposes for which it to be held. Such request may be submitted by electronic transmission.

2.4 Notice of Meetings. Written notice of the time, place and specific purposes of such meeting shall be delivered to each stockholder entitled to vote at the meeting at the address of such stockholder as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IV of these Bylaws.

2.5 Voting Entitlement of Shares. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to cast one vote for each share standing in his or her name on the books of the Corporation as of the record date. A stockholder may vote his or her shares in person or by proxy. An appointment of proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes and is valid for eleven (11) months unless a longer period is expressly provided in the appointment.

2.6 Vote Required. When a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation, a bylaw adopted by the stockholders under applicable law, or express provision of law requires a greater number of affirmative votes. Unless otherwise provided in the Certificate of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote.

2.7 Record Date. The Board of Directors, in order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment or any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall fix a record date that may not be more than sixty (60) days before the meeting or action requiring a determination of stockholders. Only such stockholders as shall be stockholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.8 Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, presented in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the Delaware General Corporation Law.

2.9 List of Stockholders. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

2.10 Action Without Meeting. Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by persons who would be entitled to vote at a meeting the shares having voting power to cast not less than a minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by stockholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate record. Written consent to any action may be transmitted electronically.

2.11 Adjournment of Meetings. The holders of a majority of the voting shares represented at the meeting, or Chairman or the Board of Directors or the Chief Executive Officer or President, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

ARTICLE III

BOARD OF DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the Delaware General Corporation Law, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2 Number and Tenure. The Board of Directors shall consist of at least one (1) and not more than eleven (11) members, the exact number to be established by resolution of the Board.

3.3 Election of Directors. Directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his or her successor or until his or her earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders, nor need they be residents of the State of Delaware.

3.4 Qualification. Directors shall be natural persons who have attained the age of 18 years but need not be residents of the State of Delaware or stockholders of the Corporation.

3.5 Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services rendered to the Corporation, including, but not limited to, fees for serving as members of the Board of Directors or any committee thereof and for attendance at meetings of the Board of Directors or any committee thereof, and may determine the amount of such fees and compensation. Directors shall in any event be paid their reasonable travel and other expenses for attendance at all meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board of Directors or any committee thereof.

3.6 Meetings. The Board of Directors shall meet at least annually. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, in or outside the State of Delaware, as from time to time shall be determined by the Board or committee, as the case may be. Any director may call a special meeting of the directors at any time by giving each director two (2) days notice of the date, time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular of special meeting need be specified in the notice or any waiver of notice.

3.7 Voting and Quorum. At all meetings of the Board of Directors or any committee thereof, a majority of the number of directors then holding office, or if no number has been set, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business unless the Certificate of Incorporation or applicable law requires a greater number or specifically provides otherwise. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board or of the committee, except as might otherwise specifically provided by statute, or by the Certificate of Incorporation, or by these Bylaws.

3.8 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, provide for committees of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman thereof. The Board of Directors may at any time change the membership of any committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee or dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee of the Board of Directors (if one shall have been constituted) shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under these Bylaws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and subject to such limitations as may be imposed by the Delaware General Corporation Law.

3.9 Remote Participation in a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in the meeting by this means is deemed to be present at the meeting.

3.10 Action Without Meeting. Unless the Certificate of Incorporation or these Bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all the members of the Board of Directors or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken and signed by each director, and filed with the minutes of the proceedings of the Board of Directors or committee or filed with the corporate records. Consent may be given electronically.

ARTICLE IV

NOTICES

4.1 Notice. Whenever, under the provisions of the Certificate of Incorporation or of these Bylaws or by law, notice is required to be given to any director or stockholder, such notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person; by telephone, or electronic transmission; by mail or private carrier; or by such other method as is expressly permitted by law. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or by law, notice by electronic transmission shall be deemed to be notice in writing.

4.2 Waiver of Notice. Whenever any notice is required to be given under provisions of the Certificate of Incorporation or of these Bylaws or by law, a waiver thereof, signed by the person entitled to notice and delivered to the Corporation for inclusion in the minutes for filing with the corporate records, whether before or after the time stated therein, shall be deemed equivalent to notice. A stockholder’s attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to the holding the meeting or transaction business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter. Neither the business to be transacted nor the purpose of any regular or special meeting of the stockholders, directors or committee of directors need be specified in the waiver of notice.

ARTICLE V

OFFICERS

5.1 Titles and Election.

(a) The officers of the Corporation shall be the President, the Secretary and the Treasurer (or equivalents thereof), all of whom shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his or her earlier resignation, removal under these Bylaws or other termination of his or her employment. Any person may hold more than one office if the duties can be adequately performed by the same person and to the extent permitted by the Delaware General Corporation Law.

(b) The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors, a Chief Executive Officer, Chief Financial Officer,

Executive Vice Presidents, Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may deem advisable (collectively, with the officers described in Section 5.1, referred to as, “Executive Officers”), each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his or her earlier death, resignation, retirement, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or in case of officers other than the Chairman of the Board, if not prescribed or determined by the Board of Directors, as the Chief Executive Officer or the then senior executive officer may prescribe or determine.

5.2 Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

(a) Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall be a director and, when present, shall preside at all meetings of the stockholders and of the Board of Directors.

(b) Chief Executive Officer. The Chief Executive Officer, if one is appointed, shall be charged with general supervision of the management and policy of the Corporation and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time. The Chief Executive Officer shall (subject to the presence of the Chairman of the Board of Directors, if one exists) preside at all meetings of the stockholders and, if he is a director, of the Board of Directors.

(c) President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall specify from time to time. In the absence or disability of the Chief Executive Officer, the President may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of the Chief Executive Officer.

(d) Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer or President if the Board of Directors does not do so. In the absence or disability of the Chief Executive Officer, the Executive Vice Presidents in order of seniority, or if none, the Vice Presidents in order of seniority, may, unless otherwise determined by the Board of Directors, shall exercise the powers and perform the duties pertaining to the office of the Chief Executive Officer, in order of seniority shall exercise the powers and perform the duties of the office of the Chief Executive Officer.

(e) Secretary. The Secretary or in his or her absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the Corporation (if any), and affix such seal (if any) to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his or her office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer or President if the Board of Directors does not do so.

(f) Treasurer. The Treasurer or in his or her absence an Assistant Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the Chief Executive Officer), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. The Treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so. The Treasurer may endorse for deposit or collection all checks, notes and similar instruments payable to the Corporation or to its order. The Treasurer shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the Chief Executive Officer of the Corporation, whenever they may require it, an account of all the Treasurer’s transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board of Directors does not do so.

(g) Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the Chief Executive Officer or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the Chief Executive Officer or the Board of Directors.

5.3 Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

5.4 Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude such officer from receiving compensation or from voting upon the resolution providing the same.

ARTICLE VI

RESIGNATIONS, VACANCIES AND REMOVALS

6.1 Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein or in these Bylaws, the acceptance of any resignation shall not be necessary to make it effective.

6.2 Vacancies.

(a) Directors. Any vacancy in the Board of Directors caused by reason of death, disqualification, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled by the majority vote of the Board of Directors. If there are no directors any vacancy shall be filled by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation no matter how such vacancy is created, whether by expansion of the number, resignation, death, disability or otherwise.

6.3 Removals.

(a) Directors. Except as may otherwise be provided by the Delaware General Corporation Law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors subject to any voting provisions of the Certificate of Incorporation.

(b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor.

ARTICLE VII

CAPITAL STOCK

7.1 Certificates of Stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by any two (2) officers of the Corporation. Any or all of such signatures may be in facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.2 Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock not otherwise inconsistent with these Bylaws or the Certificate of Incorporation.

7.3 Record of Stockholders. The Corporation or an agent designated by the Board of Directors shall maintain a record of the Corporation’s stockholders in a form that permits preparation of a list of names and addresses of all stockholders, in alphabetical order by class or shares showing the number and class of shares held by each stockholder.

7.4 Lost Certificates. In the event that a share certificate is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require such proof of a loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or destroyed certificate, or his legal representative, advertise the same in such a manner as the Board of Directors shall require and/or that he or she gives the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VIII

FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

8.2 Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or by such officer or officers as the Board of Directors may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE IX

BOOKS AND RECORDS

9.1 Place of Keeping Books. The books and records of the Corporation may be kept within or outside of the State of Delaware.

9.2 Examination of Books. Except as may otherwise be provided by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE X

POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without the power of substitution.

In the absence of any action by the Board of Directors, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE XI

INDEMNIFICATION AND INSURANCE

11.1 Indemnification of Directors, Officers, Employees and Agents. The Corporation may indemnify and advance expenses to members of the Board of Directors, officers, employees or agents of the Corporation to the extent permitted by the Certificate of Incorporation, the Bylaws or by law.

11.2 Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is a member of the Board of Directors, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the request of the Corporation as a director, officer, employee, partner or agent of another foreign or domestic Corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify or advance expenses to him or her against the same liability under this Article XI.

ARTICLE XII

GENERAL PROVISIONS

12.1 Amendment or Repeal of Bylaws. These Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders of the Corporation, or in certain instances as prescribed under section 109 of the Delaware General Corporation Law. Unless the stockholders have fixed a greater quorum or voting requirement, these Bylaws also may be altered, amended or repealed and new Bylaws may be adopted by a majority vote of all the shares voted at any annual or special meeting of the stockholders. A bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted only by the affirmative vote of holders of a majority of the shares entitled to be cast.

12.2 Stockholder Proposals. Should the Company have more than one stockholder, any stockholder who intends to propose that any provision of these Bylaws be amended by action of the stockholders shall notify the Secretary of the Corporation in writing of the amendment or amendments which such stockholder intends to propose not later than one hundred eighty (180) days prior to a request by such stockholder to call a special meeting for such purpose or, if such proposal is intended to be made at an annual meeting of stockholders, not later than the latest date permitted for submission of stockholder proposals by Rule 14a-8 under the Securities Exchange Act of 1934. Such notice to the Secretary shall include the text of the proposed amendment or amendments and a brief statement of the reason or reasons why such stockholder intends to make such proposal.

12.3 Seal. The Corporation may have a seal, which shall be in such form as the Board of Directors may from time to time determine. In the event that the use of the seal in required, the signature of an officer of the Corporation followed by the word “Seal” enclosed in parenthesis, shall be deemed the seal of the Corporation.

12.4 Voting Shares in Subsidiaries. In the absence of other arrangements by the Board of Directors, shares of stock issued by another corporation and owned or controlled by the Corporation, whether in a fiduciary capacity or otherwise, may be voted by the Chief Executive Officer, the President or any Executive Vice President, in absence of action by the Chief Executive Officer or President, in the same order as they preside in the absence of the President, or, in the absence of action by the President or any Executive Vice President, by any other officer of the Corporation, and such person may execute the aforementioned powers by executing proxies and written waiver and consents on behalf of the Corporation.